Exhibit 99.(a)(5)

        Recommended Cash Offer

by

UCB S.A.

for

Celltech Group plc

THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON JUNE 17, 2004 UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF CELLTECH GROUP PLC ("CELLTECH") SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THIS LETTER UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

May 19, 2004

To Our Clients:

Enclosed for your consideration is the Offer Document dated May 19, 2004, of UCB S.A., a société anonyme organized under the laws of the Kingdom of Belgium ("UCB"), the Letter of Transmittal and the Notice of Guaranteed Delivery relating to the Offer by UCB to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms (as defined in the Offer Document), all of the issued and to be issued ordinary shares, nominal value 50 pence each ("Celltech Shares"), of Celltech and all of the issued American Depositary Shares ("Celltech ADSs"), each representing two Celltech Shares and evidenced by American Depositary Receipts ("Celltech ADRs"). Certain terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document. We are the holder of record of Celltech ADSs evidenced by Celltech ADRs held by us for your account. An acceptance of the Offer in respect of such Celltech ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Celltech ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

Your attention is directed to the following:

1.
The Offer is being made for all of the issued and to be issued Celltech Shares and all of the issued Celltech ADSs and has been unanimously recommended by the Directors of Celltech.

2.
The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document and the Acceptance Forms.

3.
The Initial Offer Period for acceptances and withdrawals will remain open for acceptance until 3:00 p.m. London time, 10:00 a.m. New York City time, on June 17, 2004, unless extended to a later closing date (in accordance with the terms thereof).

4.
At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Celltech Securities will have the right to withdraw their acceptances of the Offer from the date of this letter until the specified time on the last day of the Initial Offer Period but not during the Subsequent Offer Period.

5.
Holders of Celltech ADSs will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Celltech ADSs to UCB.

If you wish to have us accept the Offer in respect of any or all of the Celltech ADSs evidenced by Celltech ADRs held by us for your account, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize us to accept the Offer in respect of your Celltech ADSs, the Offer will be accepted in respect of all such Celltech ADSs unless otherwise indicated in such Instruction Form. Your instructions should be forwarded to us in ample time to permit us to accept the Offer on your behalf before the Offer expires at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on June 17, 2004, unless extended to a later closing date.

The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Celltech ADSs held by us for your account.

This document should not be forwarded or transmitted in or into Belgium, Canada, Australia or Japan or any other jurisdiction if to do so would constitute violation of the relevant laws in such jurisdictions.

INSTRUCTIONS WITH RESPECT TO THE

Recommended Cash Offer

by

UCB S.A.

for

Celltech Group plc

The undersigned acknowledge(s) receipt of your letter and the Offer Document and the related Letter of Transmittal relating to the Offer by UCB to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms, all of the issued Celltech Shares and all of the issued Celltech ADSs.

This will instruct you to accept the Offer in respect of the number of Celltech ADSs evidenced by Celltech ADRs indicated below (or, if no number is indicated below, all Celltech ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Certain terms used herein and not otherwise defined herein shall have the respective meaning assigned to them in the Offer Document.

Dated	, 2004	Signature(s)
Number of Celltech ADSs To Be Tendered*

*Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all Celltech ADSs held by us for your account.		Name(s)

(Please Type or Print)
Address(es)

(Including Zip Code)
Area Code(s) and Telephone Number(s)

Employer Identification or Social Security No(s).